                      JEFFERSON PILOT VARIABLE FUND, INC.
                               ONE GRANITE PLACE
                         CONCORD, NEW HAMPSHIRE 03301
                     (800) 258-3648 EXT. 7719 (OUTSIDE NH)
                     (800) 322-0235 EXT. 7719 (INSIDE NH)

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 15, 1998

                               ----------------

TO THE SHAREHOLDERS OF JEFFERSON PILOT VARIABLE FUND, INC.:

  Notice is hereby given that a Meeting of Shareholders of Jefferson Pilot Variable Fund, Inc. (the "Fund") will be held at One Granite Place, Concord, New Hampshire on Thursday, October 15, 1998, at 8:00 A.M., Eastern Time, for the following purposes:

    1. To approve a change in the Domestic Growth Stock Portfolio's investment objective. +

    2. To approve a change in the Fund's investment restrictions to permit the Domestic Growth Stock Portfolio to invest more than 5% of its total assets in securities of unseasoned issuers. +

    3. To approve a change in the Fund's investment restrictions to permit the Domestic Growth Stock Portfolio to write covered call options, to purchase call and put options, and to utilize margin and make the margin deposits required in connection with such transactions. +

    4. To approve a change in the Fund's investment restrictions to permit the Domestic Growth Stock Portfolio to purchase or write financial futures contracts and options thereon, and to utilize margin and make the margin deposits required in connection with such transactions. +

    5. To consider and act on a proposal to permit Jefferson Pilot Investment Advisory Corporation to replace Subadvisers or add Subadvisers to the High Yield Bond, Growth, and International Equity Portfolios, and to enter into Subadvisory Agreements with those Subadvisers without further shareholder approval. ++

    6. To consider and act upon any other matters which may come before the meeting or any adjournment thereof.
--------
+ Only Domestic Growth Stock Portfolio shareholders vote on Proposals 1-4. ++ Only shareholders of High Yield Bond, International Equity, and Growth
   Portfolios vote on Proposal No. 5.

  Shareholders of record at the close of business on Thursday, August 13, 1998, are entitled to notice of, and to vote at, the Special Meeting.

                                          By Order of the Board of Directors,

                                          Craig D. Moreshead
                                          Assistant Secretary

September 17, 1998

 WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED VOTING INSTRUCTIONS CARD AND RETURN IT PROMPTLY.


 THE MEETING WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A MAJORITY OF THE ELIGIBLE SHARES IS REPRESENTED, AND THE FUND WILL HAVE TO CONTINUE TO SOLICIT VOTES UNTIL A QUORUM IS OBTAINED.

                      JEFFERSON PILOT VARIABLE FUND, INC.
                               ONE GRANITE PLACE
                         CONCORD, NEW HAMPSHIRE 03301

                               ----------------

                                PROXY STATEMENT

                               ----------------

          SPECIAL MEETING OF SHAREHOLDERS--THURSDAY, OCTOBER 15, 1998

  This Proxy Statement is furnished to shareholders of JEFFERSON PILOT VARIABLE FUND, INC. (formerly, Chubb America Fund, Inc.) (the "Fund") in connection with the solicitation by the Fund's Board of Directors of proxies to be used at a Special Meeting of Shareholders of the Fund (the "Special Meeting") to be held at the offices of the Fund, One Granite Place, Concord, New Hampshire on Thursday, October 15, 1998, at 8:00 A.M., Eastern Time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy card can be revoked by notice in writing to the Fund at any time before it is exercised or by appearing personally at the Special Meeting. The cost of preparing the proxy statement and soliciting proxies will be borne by the affected Portfolios of the Fund as well as Pioneering Management Corporation ("Pioneer"), Subadviser of the Domestic Growth Stock Portfolio. In addition to solicitation by mail, officers and employees of Jefferson Pilot Financial Insurance Company ("Jefferson Pilot Financial") and Alexander Hamilton Life Insurance Company of America ("Alexander Hamilton Life"), without extra remuneration, may conduct additional solicitation by telephone, telegraph and personal interview. This proxy material is being mailed to shareholders on or about September 17, 1998.

  The Fund currently serves as a funding medium for the variable life insurance policies (the "Policies") issued by Jefferson Pilot Financial and the variable annuity contracts (the "Contracts") issued by Alexander Hamilton Life. Shares of the Portfolios are purchased by corresponding divisions of Jefferson Pilot Financial Separate Account A to fund the Policies, and by corresponding divisions of Alexander Hamilton Separate Account A to fund the Contracts. Each Policy and Contract provides pass-through voting rights to its Owner on any proposal affecting the Fund. The Policies and Contracts are described in the applicable separate account prospectuses issued by Jefferson Pilot Financial and Alexander Hamilton Life. Under certain circumstances, Jefferson Pilot Financial and Alexander Hamilton Life have the right to disregard the voting instructions of shareholders. However, the Fund's Board of Directors does not believe that these circumstances exist with respect to the matters to be considered at the Special Meeting.

  Each proxy received will be voted by Jefferson Pilot Financial and Alexander Hamilton Life in accordance with instructions received from owners of the Contracts and Policies with respect to the proposals set forth in the accompanying Notice of Special Meeting. Shares as to which no voting instructions have been received will be voted in the same proportions as the shares for which voting instructions have been received. The presence in person or by proxy of the holders of record of a majority of the shares of the Portfolio entitled to vote shall constitute a quorum.

  For the purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present but which have not been voted. For this reason, abstentions will have the effect of a vote "against" the Proposal for the purposes of obtaining the requisite approval.

  Shareholders of record at the close of business on August 13, 1998, are entitled to vote at the Special Meeting.

  In the event there are insufficient votes to approve the proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitations of proxies by the Fund. If the Fund proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed Voting Instructions Form will vote all shares for which they have voting authority in favor of such adjournment.

SHARES OF BENEFICIAL INTEREST OUTSTANDING

  As of August 13, 1998, there were outstanding approximately 4,606,596 shares of beneficial interest of the Domestic Growth Stock Portfolio, 960,710 shares of the International Equity Portfolio, 833,619 shares of the Growth Portfolio, and 772,844 shares of the High Yield Bond Portfolio. Each full share is entitled to one full vote and each fractional share is entitled to a proportionate share of one vote.

  Jefferson Pilot Financial Separate Account A is the owner of record, not the beneficial owner, of 4,571,870 (99.25%), 311,235 (32.40%), 100,843 (12.10%),
and 437,684 (56.63%) shares of the Domestic Growth Stock, International Equity, Growth and High Yield Bond Portfolios respectively. Alexander Hamilton Life Separate Account A is the owner of record of 34,726 (.75%), 102,649 (10.68%), 31,170 (3.74%), and 135,158 (17.49%) shares of the Domestic Growth
Stock, International Equity, Growth and High Yield Bond Portfolios respectively. Jefferson-Pilot Separate Account C is the record owner of 546,824 (56.92%) shares of the International Equity Portfolio and 701,605 (84.16%) shares of the Growth Portfolio. Alexander Hamilton Life is the beneficial owner of 200,000 (25.88%) shares of the High Yield Bond Portfolio, which shares may be voted by Alexander Hamilton Life in its sole discretion. As of August 13, 1998, there were no other persons or entities owning of record or known by the Fund to be beneficial owners of more than 5% of the outstanding shares of the respective Portfolios.

ANNUAL REPORT

  The Fund's annual report for the year ended December 31, 1997, was provided to shareholders on or about February 28, 1998. The Fund's semi-annual report for the six month period ended June 30, 1998, was provided to shareholders on or about August 28, 1998. Additional copies of these reports will be provided free of charge by calling the number or by writing to the address on the Notice of Special Meeting accompanying this Proxy Statement.

REQUIRED VOTE

  Approval of each Proposal is to be determined by the vote of a majority of the outstanding shares as defined in the Investment Company Act of 1940, (the "Act"). This means the affirmative vote of the lesser of (1) a majority of the outstanding shares of the Portfolio, or (2) 67% or more of the shares of the Portfolio represented at the Special Meeting if more than 50% of the outstanding shares of the Portfolio are present or represented by proxy.

  Shareholders of Domestic Growth Stock Portfolio only vote on Proposals No. 1 through 4. Shareholders of High Yield Bond, International Equity, and Growth Portfolios only vote separately on Proposal No. 5.

SHAREHOLDER MEETINGS

  The Fund is organized as a Maryland corporation and as such is not required to hold regular or annual meetings of shareholders unless otherwise required by the Act. Shareholders representing 25% or more of the outstanding shares of the Fund have the right to compel the Directors to call a meeting of shareholders.

INVESTMENT ADVISERS

  The Fund's Investment Adviser is Jefferson Pilot Investment Advisory Corporation, a registered investment adviser. Its address is One Granite Place, Concord, NH 03301.

  Pioneering Management Corporation, a registered investment adviser and a Delaware corporation is Subadviser of the Domestic Growth Stock Portfolio. Its address is 60 State Street, Boston, Massachusetts 10016. Massachusetts Financial Services Company, a registered investment adviser and a Delaware corporation is Subadviser of the High Yield Bond Portfolio. Its address is 500 Boylston Street, Boston, Massachusetts 02116. Lombard Odier, a registered investment adviser and an English corporation is Subadviser of the International Equity Portfolio. Its address is Norfolk House, 13 Southampton Place, London WC1A2AJ UK. Strong Capital Management, a registered investment adviser and a Wisconsin corporation is Subadviser of the Growth Portfolio. Its address is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051.

                                PROPOSAL NO. 1

   APPROVAL OF A CHANGE IN THE DOMESTIC GROWTH STOCK PORTFOLIO'S INVESTMENT
                                   OBJECTIVE

  The Domestic Growth Stock Portfolio's present investment objective is to achieve reasonable income and growth of capital by investing primarily in a diversified portfolio of equity securities issued by companies organized in the U.S. and considered to be undervalued in light of the company's earning power and growth potential. It is proposed that the Portfolio's investment objective be changed such that it would seek to achieve growth of capital.

  The Board of Directors has been informed that Pioneering Management Corporation (the "Subadviser" or "Pioneer"), believes that the Portfolio's current dual objective of achieving capital growth and income restricts the Subadviser's flexibility to take advantage of investment opportunities that may be consistent with achieving capital growth. Consequently, the Board has concluded that it is appropriate at this time to sharpen the focus of the Portfolio by eliminating the income component from the Portfolio's objective and instead focusing on achieving capital growth for its shareholders.

  The Portfolio would pursue its objective by investing primarily in a diversified portfolio of equity securities issued by small companies. Small companies would be defined as companies with market capitalizations equal to or less than the capitalization of the largest company in the Russell 2000 Index. As of June 30, 1998, the largest company in the index had an approximate market capitalization of $1.4 billion.

  It is the Company's intention, if this proposal is approved by shareholders, to rename the Portfolio the "Small Company Portfolio" in order to reflect the new objective and investment policies.

  Issuers of small company securities tend to be companies which are smaller or newer than those listed on the New York or American Stock Exchanges and are traded primarily in the over-the-counter market (though they may be listed for trading on the New York or American Stock Exchange). Because issuers of small company securities tend to be smaller or less well established companies, they may have limited product lines, market share or financial resources. While small company securities may offer a greater capital appreciation potential than investments in securities of larger companies, they may also present greater risks. Small company securities tend to be more sensitive to changes in earnings expectations and have lower trading volumes than the securities of larger companies and, as a result, they may experience more abrupt and erratic price movements.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 1.

                                PROPOSAL NO. 2

   APPROVAL OF A CHANGE IN THE FUND'S INVESTMENT RESTRICTIONS TO PERMIT THE DOMESTIC GROWTH STOCK PORTFOLIO TO INVEST MORE THAN 5% OF ITS TOTAL ASSETS IN
                       SECURITIES OF UNSEASONED ISSUERS

  The Domestic Growth Stock Portfolio is presently subject to an investment restriction which requires the Portfolio to limit its investments in the securities of unseasoned issuers to not more than 5% of the total assets of the Portfolio. An unseasoned issuer is defined as a company having a record of less than three years' continuous operations, including predecessors and unconditional guarantors. It is anticipated that many of the small companies which the Subadviser ("Pioneer") would consider investing in have been in existence for less than three years. The Board of Directors has been informed that the Subadviser believes that if Proposal No. 1 is approved, in order to pursue its objective and effectively operate as a "small company" fund, this restriction on investing in the securities of unseasoned issuers would have to be eliminated.

  Set forth below is the relevant investment restriction that will change if this proposal is approved, additions are underscored:

  A Portfolio will not:

7. Except with respect to the International Equity Portfolio, Growth and Income Portfolio, Capital Growth Portfolio, Balanced Portfolio, Emerging Growth Portfolio, Global Hard Assets Portfolio, Small Company Portfolio and
                                                   ----- ------- ---------
   High Yield Bond Portfolio invest more than 5% of the value of the total assets of the Portfolio in securities of companies having a record of less than three years' continuous operations, including predecessors and unconditional guarantors.

  If this proposal is approved, it is anticipated that the Portfolio will benefit from the increased investment flexibility afforded thereby. Securities of unseasoned issuers do, however, entail certain risks. These securities may have lower trading volumes than securities of issuers that have been in operation for a greater period of time and, as a result, they may experience more abrupt and erratic price movements. In general, unseasoned issuers tend to be small companies and, as such, their securities carry all of the investment risks attendant with small company securities.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 2.

                                PROPOSAL NO. 3

   APPROVAL OF A CHANGE IN THE FUND'S INVESTMENT RESTRICTIONS TO PERMIT THE DOMESTIC GROWTH STOCK PORTFOLIO TO WRITE COVERED CALL OPTIONS, TO PURCHASE
   CALL AND PUT OPTIONS, AND TO UTILIZE MARGIN AND MAKE THE MARGIN DEPOSITS
                 REQUIRED IN CONNECTION WITH SUCH TRANSACTIONS

  The Board of Directors has been informed that the Subadviser ("Pioneer") of the Domestic Growth Stock Portfolio believes that the Portfolio needs the flexibility to write covered call options and purchase call and put options. The Subadviser believes that these strategies will provide the Portfolio with a means of attempting to hedge against changes in the market value of the Portfolio's securities. In order to utilize such investment strategies, the Portfolio's investment restrictions must be liberalized to provide for the use of margin.

  Put and call options are derivative securities. Upon the writing of an option and the receipt of the associated premium, the writer has the obligation to sell (call option) or buy (put option) an underlying asset at an agreed upon exercise price. The holder of the option has the corresponding right to purchase (call option) or sell (put option) the underlying asset at the exercise price. If the option is not exercised or sold by its expiration date, it becomes worthless and the premium payment is lost to the option holder. The writer of the option keeps the premium whether or not the option is exercised.

  An option on a securities index is similar to an option on an individual security, except that the value of the option depends upon the weighted value of the group of securities comprising the index, and all settlements are made in cash rather than by delivery of a particular security. The Portfolio may write covered call options and purchase put and call options on appropriate securities indexes for the purpose of hedging against the risk of unfavorable movements in the market which could adversely affect the value of the Portfolio as a whole.

  Set forth below are the investment restrictions that will change if the proposal is approved, as they apply to the Portfolio; additions are underscored:

  A Portfolio will not:

12. Buy securities on margin, except that (1) it may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities, and (2) the Growth and Income Portfolio, the Capital Growth Portfolio, the Balanced Portfolio, Growth Portfolio, Global Hard Assets Portfolio, Small Company Portfolio and the Emerging Growth Portfolio may
               ----- ------- ---------
    make margin deposits in connection with futures contracts and options transactions to the extent permitted by restrictions 3 and 13.

13. Except for the Growth Portfolio, Growth and Income Portfolio, High Yield Bond Portfolio, International Equity Portfolio, Balanced Portfolio, Capital Growth Portfolio, Global Hard Assets Portfolio, Small Company
                                                            ----- -------
    Portfolio and Emerging Growth Portfolio invest in or write puts, calls,
    ---------
    straddles, or spreads (except that the Small Company Portfolio may not
                           ------ ---- --- ----- ------- --------- --- ---
    write puts). However, this restriction shall not prohibit the Portfolios
    ----- ----
    (other than the Money Market Portfolio) from writing or selling covered call options or purchasing call options in order to close transactions. Nor shall this restriction prohibit the Emerging Growth, Global Hard Assets Portfolio or Capital Growth Portfolio from writing or selling covered call and put options or purchasing call or put options. (In addition, as a matter of operating policy, no Portfolio may write covered call options if, as a result, a Portfolio's securities covering all call options written or subject to put or call options would exceed 25% of the value of the Portfolio's total assets.) Provided that the International Equity Portfolio and the High Yield Bond Portfolio may write covered calls or put options with respect to 25% of their assets at any time in purchased puts, calls, spreads or straddles, or any combination thereof other than protective put options. The aggregate value or premiums paid on all options held by either the International Equity Portfolio, Global Hard Assets Portfolio, or the High Yield Bond Portfolio may not exceed 20% of the Portfolio's total net assets.

  Purchasing a put or call option on securities and securities indices involves the risk that the Portfolio may lose the premium paid plus transaction costs. The writing of call options on securities and securities indices involves the following risks: (1) during the option period, the writer of a call option gives up the opportunity for capital appreciation above the exercise price should the market price of the underlying security increase, but retains the risk of loss should the price of the underlying security or index decline, and (2) the inability to close out options previously written, which would require the Portfolio to retain the option and the securities covering the option until its exercise or expiration.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 3.

                                PROPOSAL NO. 4

   APPROVAL OF A CHANGE IN THE FUND'S INVESTMENT RESTRICTIONS TO PERMIT THE
    DOMESTIC GROWTH STOCK PORTFOLIO TO PURCHASE OR WRITE FINANCIAL FUTURES CONTRACTS AND OPTIONS THEREON, AND TO UTILIZE MARGIN AND MAKE THE MARGIN
            DEPOSITS REQUIRED IN CONNECTION WITH SUCH TRANSACTIONS

  The Domestic Growth Stock Portfolio currently has an investment restriction which prohibits it from investing in commodities and commodity contracts. This limitation was contained in the original prospectus of the Portfolio in 1986 when various financial contracts that may be considered commodity contracts were not widely used. Over the last decade, financial futures contracts have become important vehicles for mutual funds in hedging against changing market conditions. The Board of Directors believes that these instruments will afford the Portfolio greater investment flexibility while further diversifying its investment risk by expanding the range of available hedging techniques.

  A futures contract is an agreement to buy or sell a security for a set price in the future. The Portfolio may purchase or sell futures contracts on debt securities and indexes of debt securities (i.e., interest rate futures contracts) as a hedge against principal fluctuations resulting from anticipated interest rate changes. The Portfolio may also purchase or sell stock index futures which can be used to protect the value of the Portfolio from an overall decline in the equity market.

  An option on a futures contract gives the purchaser the right, but not the obligation, in return for the premium paid, to purchase (call option) or sell (put option) a futures contract at a specified exercise price at any time before the option expires. Options on futures can be used to hedge the same risks as might be addressed by the direct purchase or sale of the underlying futures contracts themselves.

  Upon entering into a futures contract, the Portfolio will be required to deposit with a futures commission a certain percentage (usually 1% to 5%) of the contract's market value as initial margin. Initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned upon termination of the futures contract if all contractual obligations have been satisfied. The initial margin in most cases will consist of cash or U.S. Government securities. Subsequent payments, called variation margin, may be made with the futures commission merchant as the contract value fluctuates.

  Positions taken in futures markets are normally liquidated through offsetting transactions which may result in a gain or a loss. However, the Portfolio may make or take delivery of underlying securities whenever it appears economically advantageous to do so. An index futures contract does not require the physical delivery of securities, but merely provides for profits and losses based on the difference between the value of the index at the beginning and at the end of the contract period.

  Set forth below is the relevant part of the investment restriction to which this proposal relates, the proposed changes thereto are underscored:

  A Portfolio will not:

3. Invest in commodities or commodity contracts, except that the Growth and Income Portfolio, International Equity Portfolio, High Yield Bond Portfolio, the Growth Portfolio, the Capital Growth Portfolio, the Balanced Portfolio, Global Hard Assets Portfolio, Small Company Portfolio and the
                                            ----- ------- ---------
   Emerging Growth Portfolio may each enter into financial futures contracts and options thereon that are listed on a national securities or commodities exchange.

9. Except with respect to the Emerging Growth Portfolio, borrow money, except that as a temporary measure and for extraordinary or emergency purposes, any Portfolio may borrow money from banks up to 5% of its assets taken at cost, provided in each case that total borrowings have an asset coverage of at least 300%. The Emerging Growth, High Yield Bond Portfolio and Growth Portfolio may not borrow money in excess of 33 1/3% of its total assets, and then only as a temporary measure for extraordinary or emergency purposes. This restriction will not prevent the Growth Portfolio, International Equity Portfolio, Growth and Income Portfolio, the Capital Growth Portfolio, Global Hard Assets Portfolio, the Balanced Portfolio, Small Company Portfolio or Emerging Growth Portfolio from entering into
   ----- ------- ---------
   futures contracts as set forth above in restriction 3.

12. Buy securities on margin, except that (1) it may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities, and (2) the Growth and Income Portfolio, the Capital Growth Portfolio, the Balanced Portfolio, Growth Portfolio, Global Hard Assets Portfolio, Small Company Portfolio and the Emerging Growth Portfolio may
               ----- ------- ---------
    make margin deposits in connection with futures contracts and options transactions to the extent permitted by restrictions 3 and 13.

  The use of futures contracts as hedging instruments is not without risks. There can be no assurance that the prices of the futures contract and the hedged security will move as anticipated. If prices do not move as anticipated the Portfolio may incur a loss on its investment. Also, investments in futures contracts and options on futures contracts may reduce the gains which would otherwise be realized from the sale of underlying securities which are being hedged. Finally, positions in futures contracts and options thereon can be closed out only on an exchange that provides a market for those instruments. There can be no assurance that such a market will exist for a particular futures contract or option. If the Portfolio cannot close out an exchange traded futures contract or option which it holds, it would have to perform its contract obligation or exercise its option to realize any profit and would incur transaction costs on the sale of the underlying assets.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 4.

                                PROPOSAL NO. 5

TO CONSIDER AND ACT ON A PROPOSAL TO PERMIT THE ADVISER TO REPLACE SUBADVISERS
  OR ADD SUBADVISERS TO THE HIGH YIELD BOND, GROWTH, AND INTERNATIONAL EQUITY PORTFOLIOS, AND TO ENTER INTO SUBADVISORY AGREEMENTS WITH THOSE SUBADVISERS
                     WITHOUT FURTHER SHAREHOLDER APPROVAL

  The Fund has obtained an exemptive order from the Securities and Exchange Commission which permits Jefferson Pilot Investment Advisory Corporation (the "Adviser"), subject to certain conditions, to replace or add Subadvisers and to enter into Subadvisory Agreements with those Subadvisers upon approval of the Board of Directors but without the formal shareholder approval currently required under the Investment Company Act of 1940. This order will not become effective with respect to the High Yield Bond, Growth, and International Equity Portfolios unless and until this Proposal has been approved by the shareholders of these Portfolios. The shareholders of the other Portfolios of the Fund approved a similar proposal at a Special Meeting held on August 15, 1997.

  The Board of Directors, including a majority of the Independent Directors (in consultation with counsel), believe that the authority to replace Subadvisers or add Subadvisers, and to enter into Investment Subadvisory Agreements with the Adviser would allow the Adviser to better perform the functions the Portfolios are currently paying it to perform--i.e., selecting Subadvisers, monitoring their performance and making whatever changes to the roster of Subadvisers as the Adviser deems appropriate, subject to approval by the Fund's Board of Directors. The Directors further believe that requiring shareholder approval of each new Investment Subadvisory Agreement results in unnecessary administrative expenses to the Portfolios and may result in delays in executing changes in Subadvisers or their Investment Subadvisory Agreements, which may be detrimental to the Portfolios.

  Shareholders should recognize that in engaging new Subadvisers and entering into Investment Subadvisory Agreements, the Adviser will negotiate fees with those Subadvisers and, because these fees are paid by the Adviser and not directly by each Portfolio, any fee reduction negotiated by the Adviser may inure to the Adviser's benefit and any increase will inure to its detriment. The fees paid to the Adviser by the Portfolios and the fees paid Subadvisers by the Adviser are considered by the Board in approving the advisory and subadvisory arrangements, and any change in fees paid by a Portfolio to the Adviser would require shareholder approval.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 5.

                   OTHER MATTERS TO COME BEFORE THE MEETING

  The Directors do not intend to present any other business at the Special Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named as proxies will vote according to their best judgment with respect to these matters.

                                          By Order of the Board of Directors,

                                          Craig D. Moreshead
                                          Assistant Secretary

September 17, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE CONTINENTAL UNITED STATES.

JEFFERSON PILOT FINANCIAL                    JEFFERSON PILOT VARIABLE FUND,INC.
   INSURANCE COMPANY                               VOTING INSTRUCTIONS
                                            To be voted at the October 15, 1998,
ADDRESS SERVICE REQUESTED                     Special Meeting of Shareholders



  THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 I hereby instruct the above-referenced Insurance Company ( the "Insurance Company") to vote the shares of the above-referenced Portfolio (the "Portfolio"), as to which I am entitled to give voting instructions, at the Special Meeting of Shareholders of the Portfolio to be held at the offices of Jefferson Pilot Variable Fund, Inc., One Granite Place, Concord, New Hampshire 03301, on October 15, 1998, at 8:00 a.m. and at any adjournment of the Special Meeting. The Insurance Company is instructed to vote as indicated on the matters referred to in the Proxy and Voting Instructions Statement for the Special Meeting, receipt of which is hereby acknowledged, with discretionary power to vote on such other business as may properly come before the Special Meeting or any adjournment of the Special Meeting.

                                    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE
                                                  ENCLOSED ENVELOPE

                                    Date:__________________, 1998

                                    Note: Please sign exactly as your name
                                    appears on this Voting Instruction Form.
                                    When signing in a fiduciary capacity, such as an executor, administrator, trustee, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.



                                    ___________________________________________
                                    Signature(s), Title(s) (if applicable)

                   PLEASE VOTE BY FILLING IN THE BOXES BELOW

      IMPORTANT: YOUR VOTING INSTRUCTION IS NOT VALID UNLESS IT IS SIGNED

                          PLEASE SIGN ON REVERSE SIDE



The Board of directors recommends that you vote FOR each proposal.

Please vote by filling in the appropriate boxes below.     FOR  AGAINST  ABSTAIN

1. FOR DOMESTIC GROWTH STOCK PORTFOLIO ONLY. To approve a change in the Domestic Growth Stock Portfolio's investment objective.

2. FOR DOMESTIC GROWTH STOCK PORTFOLIO ONLY. To approve a change in the Fund's investment restrictions to permit the Domestic Growth Stock Portfolio to invest more than 5% of its total assets in securities of unseasoned issuers.

3. FOR DOMESTIC GROWTH STOCK PORTFOLIO ONLY. To approve a change in the Fund's investment restrictions to permit the Domestic Growth Stock Portfolio to write covered call options, to purchase call and put options, and to utilize margin and make the margin deposits required in connection with such transactions.

4. FOR DOMESTIC GROWTH STOCK PORTFOLIO ONLY. To approve a change in the Fund's investment restrictions to permit the Domestic Growth Stock Portfolio to purchase or write financial futures contracts and options thereon, and to utilize margin and make margin deposits required in connection with such transactions.

5. FOR HIGH YIELD BOND, INTERNATIONAL EQUITY, AND GROWTH PORTFOLIOS ONLY. To consider and act on a proposal to permit Jefferson Pilot Investment Advisory Corporation to replace Subadvisers or add Subadvisers to the Portfolios, and to enter into Subadvisory Agreements with those Subadvisers without further shareholder approval.